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                                 The Basic Agreement
                                       Between
              Total Control Products, Inc. And Digital Electronics Corp.

This agreement is made and entered into and made effective as of this 1st day of
                                                                      ---
April, 1995 by and between the following parties (hereinafter called "the
-----
Parties"):

    Total Control Products, Inc.       (hereinafter called "TCP")
    2001 N. Janice Ave.
    Melrose Park, IL 60160 U.S.A.

    Digital Electronics Corp.          (hereinafter called "Digital")
    8-2-52 Nanko Higashi
    Suminoe-ku, Osaka 559 Japan

1. Definition
  "The Software Product(s)", as used in this agreement, shall mean the software product(s) co-developed by the Parties. "the Digital's Hardware Product(s)" shall mean the hardware which is manufactured by Digital. "European Joint-Venture Company" shall mean the company which will be founded by the Parties in Europe.

2. Property Right of The Software Product(s)
  The property right of the Software Product(s) shall be belonged to both TCP and Digital.

3. Sales Territory
  TCP's sales territory is North and South America. Digital's sales territory is Asia and Oceania. European Joint-Venture Company's sales territory is Europe.

4. Exclusivity
  Digital shall not provide the Digital's Hardware Product(s) other than the companies within their sales territory as mentioned section 3 above.

5. The market information
  The Parties shall provide their market information such as the sales amount, the major distributors, competitors and the market trends in each three (3) months.

6. The software royalty
  (1). The software sales for the Digital's Hardware Products shall have no royalty.
  (2). The software sales for the non-Digital's Hardware Products shall be involved the royalty payment. The amount of the royalty shall be discussed and fixed in another agreement.

7. Termination
  This agreement shall remain enforced for ten (10) years from the effective date. The Parties shall discuss this agreement two (2) years before the agreement is terminated.

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In witness of conclusion, the Parties sign this agreement in duplicate and each party holds one of them.


Total Control Products, Inc.           Digital Electronics Corp.



by  /s/ Nic Gihl                       by  /s/ Keizo Wada
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   Nic Gihl                               Keizo Wada
   President                              President